Exhibit 99.1

Not for release, publication or distribution, in whole or in part, directly or indirectly, in, into or from any jurisdiction where to do so would constitute a violation of the relevant laws or regulations of such jurisdiction.

The Hanover Insurance Group Announces Offer to Acquire Chaucer Holdings PLC

Acquisition Would Provide The Hanover with Greater Scale and Earnings Diversification

While Positioning The Company to Expand Its Market Presence

WORCESTER, Mass. (April 20, 2011) – The Hanover Insurance Group, Inc. (NYSE: THG) today announced the terms of an offer to acquire Chaucer Holdings PLC (LSE: CHU).

Chaucer is a leading specialist Lloyd’s insurance group. Through its in-house syndicates 1084 and 1176, Chaucer underwrites business in all the major insurance classes, encompassing global marine, energy, non-marine and aviation, as well as UK motor and nuclear. In 2010, Chaucer reported gross written premium of £849 million ($1,333 million(1)), net earned premium of £589 million ($925 million) and total assets of £2.3 billion ($3.7 billion). Headquartered in London, the company has regional operations in Whitstable, England and international operations in Houston, Singapore, Buenos Aires and Copenhagen.

Subject to satisfaction of the conditions set forth in its offer, The Hanover will acquire 100 percent of Chaucer. Chaucer shareholders would receive 56 pence per share in cash, including the 2.7 pence per share dividend announced by Chaucer on March 7, 2011, for an aggregate transaction value of approximately £313 million ($510 million(2)). The offer values Chaucer at approximately 1.26 times estimated tangible book value per share(3) as of December 31, 2010, after adjusting for the effects of Chaucer’s recently announced estimated catastrophe activity.

The Hanover plans to fund the acquisition with a combination of cash on hand, as well as $250 million of new senior debt, expected to be issued prior to closing.

Chaucer’s board of directors unanimously approved the terms of the acquisition and resolved to recommend that Chaucer’s shareholders vote to accept the offer.

The transaction is subject to customary conditions, including approval by Chaucer’s shareholders and regulatory approvals in the UK, U.S. and other jurisdictions, and certain court approvals in the UK. It is expected that the transaction will close during the third quarter of this year.

“We are excited to welcome Chaucer’s management and associates to our organization,” said Frederick H. Eppinger, chief executive officer at The Hanover. “This acquisition would represent a significant step forward in our journey to build a world class property and casualty company. The combined organization would provide both companies with the benefits of greater scale, earnings diversification, and expanded market presence. Chaucer would enable us to further advance our specialty strategy, given its recognized expertise in underwriting energy, marine, aviation and other risks.

“In addition,” Eppinger said, “access to the Lloyd’s market would enable us to further strengthen our capabilities, provide many of our larger winning agents with a valued market for complex, cross-border risks, and strengthen our market position as the best partner for winning agents in the U.S.

“Increasingly, many of our partners are seeking carriers that can deliver product solutions and risk placement capabilities in highly specialized markets with growing international exposures,” Eppinger said. “In addition to earnings and risk diversification, we would benefit from Chaucer’s strong market position as one of the lead insurers and managing agents at Lloyd’s. Chaucer is a well-managed and disciplined underwriter, which combines leading enterprise risk management practices and the financial strength of Lloyd’s. We expect this transaction would be accretive to our earnings.”

Bob Stuchbery, chief executive officer of Chaucer, said the transaction would support and accelerate Chaucer’s new business strategy.

“We are very excited about the prospects of joining The Hanover,” said Stuchbery. “As part of The Hanover, we will remain fully focused on delivering our corporate strategy with the aim of further positioning us as the Lloyd’s specialist insurer of choice in our areas of expertise. Furthermore, under the ownership of The Hanover, we expect to build on The Hanover’s market position, and access attractive specialty business through its strong U.S. retail distribution.”

“Overall, this is a great cultural fit that brings together two businesses with the same ambition and complementary strengths, and creates an excellent platform for future profitable growth,” Stuchbery added.

(1)	British pound sterling converted to USD at year end 2010 exchange rate of 1.57 unless noted otherwise.
(2)	British pound sterling converted to USD at April 19, 2011 exchange rate of 1.63.
(3)	Equivalent to net tangible assets (“NTA”) per share.

Conference Call

The Hanover will host a conference call to discuss the strategic benefits of the proposed acquisition of Chaucer on April 20 at 9:00 a.m. Eastern Time. The teleconference can be accessed by dialing (866) 843-0890 (U.S. callers) or (412) 317-9250 (international callers) and referencing code 3886727 approximately ten minutes in advance of the call. A PowerPoint slide presentation will accompany prepared remarks and will be posted on the company’s Web site 15 minutes before the conference call. Interested investors of The Hanover and others can access the call in listen-only mode and can view the presentation through The Hanover’s Web site, located at www.hanover.com. A re-broadcast of the conference call will be available on the company’s Web site approximately two hours after the call.

Forward-Looking Statements

The proposed acquisition of Chaucer Holdings PLC (“Chaucer”) by 440 Tessera Limited, a wholly-owned subsidiary of The Hanover Insurance Group, Inc. (“The Hanover” or “the company”), is subject to a number of conditions, including approval by resolution passed at a Court-convened meeting of Chaucer shareholders by a majority in number of shareholders representing 75% in value of shareholders present and voting either in person or by proxy at the meeting. The proposed acquisition is also subject to receipt of certain anti-trust clearances and certain regulatory approvals and requires the sanction of the High Court in England. There can be no assurances that the proposed acquisition will be consummated or if it is, that The Hanover will realize the potential benefits of such acquisition.

The proposed acquisition will be effected in accordance with the UK Takeover Code and the terms and conduct of the proposed acquisition will be subject to the jurisdiction of the UK Takeover Panel. The proposed acquisition will be recommended to Chaucer shareholders by the Board of Directors of Chaucer, although such recommendation may in certain circumstances be withdrawn.

This announcement is not intended to and does not constitute, or form part of, the solicitation of any vote or approval in any jurisdiction. This announcement summarizes certain information contained in the formal announcement relating to the proposed acquisition, and is qualified in its entirety by the contents of that announcement.

Certain statements in this press release constitute, and certain statements in the above referenced conference call will constitute, forward-looking statements for purposes of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward looking statements include statements about the expected benefits of such acquisition to both The Hanover and Chaucer, future expected accretion to earnings, the availability of products to The Hanover distribution channel, product- geographic- and account- based mix changes, and the ability to raise senior debt to fund the proposed transaction. In addition, use of the words “would,” “anticipates,” “expects,” “should,” “could,” “plan,” and similar expressions is intended to identify forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by such statements. Any forward-looking statements are based on The Hanover’s and Chaucer’s current plans, estimates, forecasts, projections and expectations. The company cautions investors that forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in our business and in Chaucer’s business that may affect future performance and that are discussed in readily available documents, including, with respect to The Hanover, the company’s Annual Report to Shareholders on Form 10-K and other documents filed by The Hanover with the Securities and Exchange Commission, which are available at www.hanover.com under “Investors”, and with respect to Chaucer, the documents available at www.chaucerplc.com under “Investors” and the documents regarding Chaucer which are available for public inspection via the UK National Storage Mechanism.

Risks and uncertainties relating to the proposed acquisition include risks that the parties will not obtain the requisite shareholder, court, regulatory and other approvals for the transaction or that other conditions to which the transaction is subject may not be satisfied, or that the parties will otherwise fail to consummate the transaction; The Hanover is unable to obtain financing for the transaction or on the terms expected; the anticipated benefits of the transaction will not be realized; financial strength or debt credit rating services will reduce their outlooks or ratings for The Hanover or Chaucer; The Hanover will not be able to retain key personnel from Chaucer; unknown liabilities at the company or Chaucer; significant transaction costs; the uncertainties in estimating property and casualty losses and therefore the difficulty of ensuring adequacy of reserves for past periods; investment impairments; heightened competition (including rate pressure); adverse and evolving state, federal and, with respect to Chaucer or the proposed combined companies, foreign, legislation or regulation; adverse regulatory or litigation actions; exchange rate fluctuations which could affect the cost of the proposed purchase to The Hanover or the reported results of the proposed combined company, as measured in United States dollars; interest rate, credit market and other investment-related fluctuations; the impact on Chaucer of capital requirements under European Union Solvency II regulations; and general macro risks of the uncertain economic environment and various other factors.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made.

As a specialist Lloyd’s insurance group, Chaucer is subject to a number of specific risk factors and uncertainties, including without limitation: its reliance on insurance and reinsurance brokers and distribution channels to distribute and market its products; its exposure to currency risks and fluctuations since a significant proportion of Chaucer’s business is conducted in various currencies; its obligations to maintain funds at Lloyd’s to support its underwriting activities; its risk-based capital requirement being assessed periodically by Lloyd’s and being subject to variation; its reliance on ongoing approvals from Lloyd’s, the Financial Services Authority and other regulators to conduct its business; its obligations to contribute to the Lloyd’s New Central Fund and pay levies to Lloyd’s; its ongoing ability to benefit from the overall Lloyd’s credit rating; its ongoing ability to utilize Lloyd’s trading licenses in order to underwrite business outside the United Kingdom; its ongoing exposure to levies and charges in order to underwrite at Lloyd’s; and the requirement for it to maintain deposits in the United States for US site risks it underwrites.

This press release does not constitute a solicitation or an offer to sell any debt or other securities of The Hanover or of Chaucer.

Responsibility Statement under United Kingdom Rules of the Takeover Panel

The Hanover Directors and the 440 Tessera Limited Directors (all of whose names will be set out in the Scheme Circular filed under rules of the UK Takeover Panel) accept responsibility for the information contained in this announcement relating to Hanover, The Hanover Group and themselves and their immediate families, related trusts and connected persons. To the best of the knowledge and belief of The Hanover Directors and the 440 Tessera Limited Directors (who have taken all reasonable care to ensure that such is the case), such information for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

About The Hanover

The Hanover Insurance Group, Inc., based in Worcester, Mass., is the holding company for a group of insurers that includes The Hanover Insurance Company, also based in Worcester, Citizens Insurance Company of America, headquartered in Howell, Michigan, and their affiliates. The Hanover offers a wide range of property and casualty products and services to individuals, families and businesses through an extensive network of independent agents, and has been meeting its obligations to its agent partners and their customers for more than 150 years. Taken as a group, The Hanover ranks among the top 25 property and casualty insurers in the United States.

Contacts:

Investors:

Oksana Lukasheva

(508) 855-2063

Email: olukasheva@hanover.com

Media:

Michael F. Buckley

(508) 855-3099

Email: mibuckley@hanover.com

Amy Banek

508-855-4486

Email: abanek@hanover.com